SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

July 25, 2008

DYNEGY INC.

DYNEGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-33443 000-29311	20-5653152 94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operation and Financial Condition.

As more fully discussed below in Item 4.02, on July 25, 2008 Dynegy Inc. issued a press release announcing that the previously issued financial statements contained in the Quarterly Report on Form 10-Q for the period ended March 31, 2008 of Dynegy Inc. and Dynegy Holdings Inc. (“DHI”), a wholly owned subsidiary of Dynegy Inc., should not be relied upon because of errors in those financial statements, and that those financial statements would be restated to make the necessary accounting adjustments. Unless the context indicates otherwise, throughout this current report, the terms “Dynegy,” “the Company,” “we,” “us,” “our,” and “ours” are used to refer to both Dynegy Inc. and DHI.

Item 4.02(a)          Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or                                Completed Interim Review.

On July 25, 2008, Dynegy Inc. issued a press release announcing that Dynegy’s previously issued financial statements contained in Dynegy’s Quarterly Report on Form 10-Q for the period ended March 31, 2008 should not be relied upon because of an error and that Dynegy would restate those financial statements to reflect a $229 million decrease in both revenues and cost of sales for the period. Dynegy intends to file today an amended Quarterly Report on Form 10-Q to provide the restated financial statements. The restatement will not reflect any change in the Company’s previously reported operating loss, net loss or loss per share for the three months ended March 31, 2008, nor will the restatement impact the Company’s cash and liquidity positions or its cash flow and earnings estimates.

Dynegy has determined that this restatement is a result of a material weakness related to the processes, procedures and controls surrounding the presentation of both revenues and cost of sales. Management’s Evaluation of Disclosure Controls and Procedures as of March 31, 2008 will also be restated in the Form 10-Q/A.

In order to remediate this material weakness, we have implemented the following steps: (i) further formalized and documented the change management procedures surrounding the quarterly revenue netting calculation; (ii) expanded the management review of the calculation; and (iii) formalized and documented additional analysis to be performed on our revenues and cost of sales amounts.

The decision to restate prior financial statements was made by the Audit and Compliance Committee of the Board of Directors (the “Audit Committee”), upon the recommendation of management, on July 24, 2008. The Audit Committee has discussed with Ernst and Young LLP, Dynegy’s registered independent public accounting firm, the matters disclosed in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit

No.	Document

99.1	Press release dated July 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.
(Registrant)

Dated: July 25, 2008	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President, Deputy General Counsel

DYNEGY HOLDINGS INC.
(Registrant)

Dated: July 25, 2008	By:	/s/ KENT R. STEPHENSON
	Name:	Kent R. Stephenson
	Title:	Senior Vice President, Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press release dated July 25, 2008.